UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2004
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

Item 4. Changes in Registrant's Certifying Accountant

On May 3, 2004, Exabyte Corporation (the "Company"), through its Audit Committee, engaged the firm Ehrhardt Keefe Steiner & Hottman P.C. ("EKS&H") as its principal accountants to audit the registrant's financial statements. During our two most recent fiscal years ended December 28, 2002 and January 3, 2004 and the period from January 4, 2004 to the date of engaging EKS&H as stated above, the Company did not consult with EKS&H with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)

Date	May 6, 2004	By	/s/ Carroll A. Wallace
Carroll A. Wallace
Chief Financial Officer